COMPANY CONTACT:         Tony M. Shelby
                         Chief Financial Officer
                         (405) 235-4546

KCSA CONTACT:            Leslie A. Schupak/Joe Mansi
                         (212) 682-6300, ext. 205/207

March 7, 2000



              LSB INDUSTRIES AMENDS LOAN AGREEMENTS


Oklahoma City, Oklahoma . . . March 7, 2000 . . . LSB Industries, Inc.
(the "Company") (OTC Bulletin Board: LSBD) announced today that it has amended certain of the terms of the Company's bank loan agreement. As a result of losses incurred in 1999, the Company had not achieved certain of the required financial covenants contained in the Company's loan agreement. The Company's lender had previously agreed to forebear from exercising certain rights under the bank loan agreement pending the amendment of the loan agreement. This amendment has set new financial covenants.

LSB Industries, Inc. is engaged, through its subsidiaries, in the manufacture and sale of chemical products for explosives, agricultural and industrial acids markets, and a broad range of hydronic fan coils and water source heat pumps, as well as other products used in the commercial and residential air conditioning systems.


                              # # #